Exhibit 99.1

FOR IMMEDIATE RELEASE For more information contact: Wendy L. Simpson Pam Kessler (805) 981-8655

LTC REPORTS 2020 THIRD QUARTER RESULTS

AND DISCUSSES RECENT ACTIVITIES

WESTLAKE VILLAGE, CALIFORNIA, October 29, 2020 -- LTC Properties, Inc. (NYSE: LTC), a real estate investment trust that primarily invests in seniors housing and health care properties, today announced operating results for its third quarter ended September 30, 2020.

Net income available to common stockholders was $12.1 million, or $0.31 per diluted share, for the 2020 third quarter, compared with $27.1 million, or $0.68 per diluted share, for the same period in 2019. Funds from Operations (“FFO”) was $22.8 million, or $0.58 per diluted common share, for the 2020 third quarter, compared with $30.8 million, or $0.77 per diluted common share, for the comparable 2019 period. Excluding $5.1 million in non-recurring items detailed below, offset by a gain from insurance proceeds related to a previously sold property, FFO was $27.9 million and $30.8 million for the quarters ended September 30, 2020 and 2019, respectively. Funds available for distribution (“FAD”) was $28.2 million for the 2020 third quarter, compared with $29.8 million for the 2019 third quarter.

Third quarter 2020 results were impacted by the following:

•	A $5.5 million non-recurring, non-cash write-off of straight-line rent receivable balances related to Genesis Healthcare, Inc. (“Genesis”) and another operator as a result of transitioning these leases to cash-basis accounting as of September 30, 2020. Genesis disclosed in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 that there was substantial doubt about its ability to continue as a going concern. LTC continues to collect all contractual rent due from Genesis. The other operator did not pay its full contractual rent for the third quarter of 2020 due to COVID-19. During the 2020 third quarter, LTC provided the operator with rent support in the form of deferrals and abatements totaling $756,000. The level of certainty regarding collectability of future rent from Genesis and the other operator through lease maturity does not meet the threshold required to maintain either on an accrual-basis;

•	Decreased rent from sold properties and from an affiliate of Senior Lifestyle Corporation (“Senior Lifestyle”);

•	Deferred rent for leases accounted for on a cash-basis;

•	Lower income related to the repayment of a mezzanine loan accounted for as a joint venture and the dissolution of our preferred equity investment in a joint venture;

•	An impairment loss on a closed assisted living community in Florida;

•	Higher rents from acquisitions, completed development projects and lease escalations;

•	Lower interest expense; and

•	Gain from insurance proceeds.

“The world is reeling from the impacts of COVID-19, and LTC and our operators are not immune,” said Wendy Simpson, LTC’s Chairman and CEO. “Against this backdrop, LTC has maintained fairly comparable FAD for the periods reported, with the decline partially related to lower rents received from Senior Lifestyle. Despite previously reported challenges related to our Senior Lifestyle portfolio, we are pleased to see that they have been paying higher rents in recent months compared with second quarter payments. We are also pleased to see continued government support in recognition of the significant contribution private-pay operators make in caring for our nation’s most vulnerable population.”

“LTC is a conservatively levered REIT that maintains a comfortable dividend payout, which is paid from cash flows and not EPS,” Simpson continued. “As the pandemic plays out, LTC will continue to support our operators, and strive to do so in a way that will provide ongoing positive returns to our shareholders.”

During the third quarter of 2020, LTC completed the following:

•	Invested $6.3 million of preferred equity in an entity that will develop and own a 95-unit assisted living and memory care community in Washington. LTC’s investment, which represents 15.5% of the total estimated project cost, earns an initial cash rate of 7%, increasing to 9% in year four until the internal rate of return (“IRR”) reaches 8%. After achieving an 8% IRR, the cash rate drops to 8% with an IRR ranging between 12% and 14% depending on time of redemption;

•	Entered into a preferred equity agreement with an entity that will develop and own a 267-unit independent and assisted living community in Washington. Upon the satisfaction of certain conditions which are projected to be met by December 1, LTC will invest $13.0 million into the entity, representing 11.6% of the total estimated project cost. The preferred equity investment will earn an initial cash rate of 8% and a 12% IRR; and

•	Completed the construction of a 90-bed skilled nursing center in Missouri.

Conference Call Information

LTC will conduct a conference call on Friday, October 30, 2020, at 8:00 a.m. Pacific Time (11:00 a.m. Eastern Time) to provide commentary on its performance and operating results for the quarter ended September 30, 2020. The call also will include special guest Mark Parkinson, President and Chief Executive Officer of the American Health Care Association. LTC's earnings release and supplemental information package for the current period will be available at: http://ir.ltcreit.com/Presentations.

The conference call is accessible by telephone and the internet. Interested parties may access the live conference call via the following:

Webcast	www.LTCreit.com
USA Toll-Free Number	1-877-510-2862
International Toll-Free Number	1-412-902-4134
Canada Toll-Free Number	1-855-669-9657

Additionally, an audio replay of the call will be available one hour after the live call and through November 13, 2020 via the following:

USA Toll-Free Number	1-877-344-7529
International Toll-Free Number	1-412-317-0088
Canada Toll-Free Number	1-855-669-9658
Conference Number	10147578

About LTC

LTC is a real estate investment trust (REIT) investing in seniors housing and health care properties primarily through sale-leasebacks, mortgage financing, joint-ventures and structured finance solutions including preferred equity and mezzanine lending. LTC holds 181 investments in 27 states with 29 operating partners. The portfolio is comprised of approximately 50% seniors housing and 50% skilled nursing properties. Learn more at www.LTCreit.com.

Forward Looking Statements

This press release includes statements that are not purely historical and are “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future. All statements other than historical facts contained in this press release are forward looking statements. These forward looking statements involve a number of risks and uncertainties. Please see LTC’s most recent Annual Report on Form 10-K, its subsequent Quarterly Reports on Form 10-Q, and its other publicly available filings with the Securities and Exchange Commission for a discussion of these and other risks and uncertainties. All forward looking statements included in this press release are based on information available to the Company on the date hereof, and LTC assumes no obligation to update such forward looking statements. Although the Company’s management believes that the assumptions and expectations reflected in such forward looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. The actual results achieved by the Company may differ materially from any forward looking statements due to the risks and uncertainties of such statements.

(financial tables follow)

LTC PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(amounts in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
	(unaudited)		(unaudited)
Revenues:
Rental income	$30,010	$38,665	$88,320	$114,566
Interest income from mortgage loans	7,890	7,646	23,487	22,308
Interest and other income	273	808	1,257	1,967
Total revenues	38,173	47,119	113,064	138,841

Expenses:
Interest expense	7,361	7,827	22,617	23,004
Depreciation and amortization	9,766	9,932	29,232	29,399
Impairment charges	941	—	941	—
(Recovery) provision for doubtful accounts	(2)	(14)	(1)	153
Transaction costs	63	75	197	275
Property tax expense	3,351	4,270	11,685	12,566
General and administrative expenses	4,814	4,745	14,494	13,912
Total expenses	26,294	26,835	79,165	79,309

Other operating income:
Gain on sale of real estate, net	30	6,236	44,073	6,736
Operating income	11,909	26,520	77,972	66,268
Gain from property insurance proceeds	373	—	373	—
Loss on unconsolidated joint ventures	—	—	(620)	—
Income from unconsolidated joint ventures	56	760	287	1,973
Net income	12,338	27,280	78,012	68,241
Income allocated to non-controlling interests	(121)	(88)	(292)	(257)
Net income attributable to LTC Properties, Inc.	12,217	27,192	77,720	67,984
Income allocated to participating securities	(103)	(112)	(339)	(298)
Net income available to common stockholders	$12,114	$27,080	$77,381	$67,686

Earnings per common share:
Basic	$0.31	$0.68	$1.97	$1.71
Diluted	$0.31	$0.68	$1.97	$1.69

Weighted average shares used to calculate earnings per common share:
Basic	39,061	39,586	39,218	39,565
Diluted	39,112	39,965	39,269	39,944

Dividends declared and paid per common share	$0.57	$0.57	$1.71	$1.71

Supplemental Reporting Measures

FFO and Funds Available for Distribution (“FAD”) are supplemental measures of a real estate investment trust’s (“REIT”) financial performance that are not defined by U.S. generally accepted accounting principles (“GAAP”). Investors, analysts and the Company use FFO and FAD as supplemental measures of operating performance. The Company believes FFO and FAD are helpful in evaluating the operating performance of a REIT. Real estate values historically rise and fall with market conditions, but cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time. We believe that by excluding the effect of historical cost depreciation, which may be of limited relevance in evaluating current performance, FFO and FAD facilitate like comparisons of operating performance between periods. Occasionally, the Company may exclude non-recurring items from FFO and FAD in order to allow investors, analysts and our management to compare the Company’s operating performance on a consistent basis without having to account for differences caused by unanticipated items.

FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), means net income available to common stockholders (computed in accordance with GAAP) excluding gains or losses on the sale of real estate and impairment write-downs of depreciable real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. The Company’s computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or have a different interpretation of the current NAREIT definition from that of the Company; therefore, caution should be exercised when comparing our Company’s FFO to that of other REITs.

We define FAD as FFO excluding the effects of straight-line rent, amortization of lease inducement, effective interest income, deferred income from unconsolidated joint ventures, non-cash compensation charges, capitalized interest and non-cash interest charges. GAAP requires rental revenues related to non-contingent leases that contain specified rental increases over the life of the lease to be recognized evenly over the life of the lease. This method results in rental income in the early years of a lease that is higher than actual cash received, creating a straight-line rent receivable asset included in our consolidated balance sheet. At some point during the lease, depending on its terms, cash rent payments exceed the straight-line rent which results in the straight-line rent receivable asset decreasing to zero over the remainder of the lease term. Effective interest method, as required by GAAP, is a technique for calculating the actual interest rate for the term of a mortgage loan based on the initial origination value. Similar to the accounting methodology of straight-line rent, the actual interest rate is higher than the stated interest rate in the early years of the mortgage loan thus creating an effective interest receivable asset included in the interest receivable line item in our consolidated balance sheet and reduces down to zero when, at some point during the mortgage loan, the stated interest rate is higher than the actual interest rate. FAD is useful in analyzing the portion of cash flow that is available for distribution to stockholders. Investors, analysts and the Company utilize FAD as an indicator of common dividend potential. The FAD payout ratio, which represents annual distributions to common shareholders expressed as a percentage of FAD, facilitates the comparison of dividend coverage between REITs.

While the Company uses FFO and FAD as supplemental performance measures of our cash flow generated by operations and cash available for distribution to stockholders, such measures are not representative of cash generated from operating activities in accordance with GAAP, and are not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income available to common stockholders.

Reconciliation of FFO and FAD

The following table reconciles GAAP net income available to common stockholders to each of NAREIT FFO attributable to common stockholders and FAD (unaudited, amounts in thousands, except per share amounts):

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2020		2019	2020		2019
GAAP net income available to common stockholders	$12,114		$27,080	$77,381		$67,686
Add: Impairment charge	941		—	941		—
Add: Depreciation and amortization	9,766		9,932	29,232		29,399
Add: Loss on unconsolidated joint ventures	—		—	620		—
Less: Gain on sale of real estate, net	(30)		(6,236)	(44,073)		(6,736)
NAREIT FFO attributable to common stockholders	22,791		30,776	64,101		90,349

Add: Non-recurring items	5,099	(1)(2)	—	22,841	(2)(3)	576	(4)(5)
FFO attributable to common stockholders, excluding non-recurring items	$27,890		$30,776	$86,942		$90,925

NAREIT FFO attributable to common stockholders	$22,791		$30,776	$64,101		$90,349
Non-cash income:
Less: straight-line rental income	(228)		(1,085)	(1,701)		(3,598)
Add: amortization of lease costs	108		100	502		281
Add: Other non-cash expense	5,472	(1)	—	23,029	(3)	1,926	(4)
Less: Effective interest income from mortgage loans	(1,570)		(1,528)	(4,648)		(4,361)
Less: Deferred income from unconsolidated joint ventures	—		(5)	—		(18)
Net non-cash income	3,782		(2,518)	17,182		(5,770)

Non-cash expense:
Add: Non-cash compensation charges	1,692		1,626	5,231		4,938
Less: Capitalized interest	(77)		(108)	(354)		(441)
Net non-cash expense	1,615		1,518	4,877		4,497

Funds available for distribution (FAD)	28,188		29,776	$86,160		$89,076

Less: Non-recurring income	(373)	(2)	—	(373)	(2)	(1,350)	(5)
Funds available for distribution (FAD), excluding non-recurring items	$27,815		$29,776	$85,787		$87,726

(1)	Represents the write-off of straight-line rent receivable related to Genesis and another operator.
(2)	Represents the gain from insurance proceeds related to a previously sold property.
(3)	Represents the write-off of Senior Lifestyle straight-line rent receivable and (1) above.
(4)	Represents the write-off of straight-line rent receivable due to a lease termination.
(5)	Represents deferred rent repayment from an operator.

NAREIT Basic FFO attributable to common stockholders per share	$0.58	$0.78	$1.63	$2.28
NAREIT Diluted FFO attributable to common stockholders per share	$0.58	$0.77	$1.63	$2.26

NAREIT Diluted FFO attributable to common stockholders	$22,894	$30,888	$64,101	$90,647
Weighted average shares used to calculate NAREIT diluted FFO per share attributable to common stockholders	39,293	40,129	39,269	40,106

Diluted FFO attributable to common stockholders, excluding non-recurring items	$27,993	$30,888	$87,281	$91,223
Weighted average shares used to calculate diluted FFO, excluding non-recurring items, per share attributable to common stockholders	39,293	40,129	39,441	40,106

Diluted FAD, excluding non-recurring items	$27,918	$29,888	$86,126	$88,024
Weighted average shares used to calculate diluted FAD, excluding non-recurring items, per share	39,293	40,129	39,441	40,106

LTC PROPERTIES, INC.

CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except per share)

	September 30, 2020	December 31, 2019
	(unaudited)	(audited)
ASSETS
Investments:
Land	$127,774	$126,703
Buildings and improvements	1,320,990	1,295,899
Accumulated depreciation and amortization	(339,833)	(312,642)
Operating real estate property, net	1,108,931	1,109,960
Properties held-for-sale, net of accumulated depreciation: 2020—$0; 2019—$35,113	—	26,856
Real property investments, net	1,108,931	1,136,816
Mortgage loans receivable, net of loan loss reserve: 2020—$2,596; 2019—$2,560	257,671	254,099
Real estate investments, net	1,366,602	1,390,915
Notes receivable, net of loan loss reserve: 2020—$144; 2019—$181	14,297	17,927
Investments in unconsolidated joint ventures	7,069	19,003
Investments, net	1,387,968	1,427,845

Other assets:
Cash and cash equivalents	22,811	4,244
Debt issue costs related to bank borrowings	1,546	2,164
Interest receivable	31,248	26,586
Straight-line rent receivable	24,374	45,703
Lease incentives	2,401	2,552
Prepaid expenses and other assets	6,896	5,115
Total assets	$1,477,244	$1,514,209

LIABILITIES
Bank borrowings	$89,900	$93,900
Senior unsecured notes, net of debt issue costs: 2020—$696; 2019—$812	574,444	599,488
Accrued interest	3,300	4,983
Accrued expenses and other liabilities	30,779	30,412
Total liabilities	698,423	728,783

EQUITY
Stockholders’ equity:
Common stock: $0.01 par value; 60,000 shares authorized; shares issued and outstanding: 2020—39,242; 2019—39,752	392	398
Capital in excess of par value	851,000	867,346
Cumulative net income	1,371,202	1,293,482
Cumulative distributions	(1,452,177)	(1,384,283)
Total LTC Properties, Inc. stockholders’ equity	770,417	776,943
Non-controlling interests	8,404	8,483
Total equity	778,821	785,426
Total liabilities and equity	$1,477,244	$1,514,209